Exhibit 99.1

FOR IMMEDIATE RELEASE

JER INVESTORS TRUST INC. (NYSE: JRT) ANNOUNCES FOURTH QUARTER 2007 AND FULL YEAR RESULTS

McLean, VA – March 31, 2008: JER Investors Trust Inc. (NYSE: JRT) today reported results for the quarter and year ended December 31, 2007:

Fourth Quarter Highlights:

•

Liquidity: At December 31, 2007, we had $94.3 million in aggregate cash, consisting of $87.6 million in unrestricted cash plus an additional $6.7 million of restricted cash. As of March 28, 2008, we had $14.8 million of cash which includes $1.1 million of restricted cash. Including the impact of the pending sale of our remaining interest in the Charter School Joint Venture (the “Joint Venture”) and required additional principal paydowns on our repurchase agreements, our pro-forma cash balance will be approximately $42 million.

•

Credit Performance: As of December 31, 2007, delinquency rates on collateral for our CMBS portfolio in which we own the first-loss position remain at low levels with a 60 day delinquency rate of approximately 27 basis points. Overall, CMBS portfolio cash flow projections generally continue to be in line with original underwriting. However, due to projected declines in discounted cash flows on four different CMBS investments, we recorded non-cash impairment charges of $3.6 million on CMBS investments during the three months ended December 31, 2007. There were no delinquencies, impairment charges or loss reserves established related to real estate loans and assets during the three and twelve months ended December 31, 2007.

•

Operating Results: Generated a net loss of $7.4 million, or $0.28 per diluted share, and net income of $23.1 million, or $0.90 per diluted share for the three and twelve months ended December 31, 2007, respectively. The results for the three and twelve months ended December 31, 2007 include non-cash charges related to unrealized mark to market losses on loans held for sale, CMBS impairment and hedge ineffectiveness totaling $17.8 million and $18.7 million, respectively, compared to $0.3 million and $0.7 million for the same periods in 2006. As of December 31, 2007, we have classified $221.6 million of real estate loans as held for sale in order to provide potential additional liquidity, if necessary, and have marked such loans to market resulting in an unrealized loss of $13.9 million during the three and twelve months ended December 31, 2007.

•

Adjusted Funds from Operations: Generated Adjusted Funds from Operations (“AFFO”) of $10.9 million, or $0.43 per diluted share, and $43.0 million, or $1.67 per diluted share, for the three and twelve months ended December 31, 2007, respectively. AFFO excludes the impact on operating results of depreciation of real estate assets and non-cash charges related to CMBS impairment, unrealized mark to market losses on loans held for sale and hedge ineffectiveness. At the end of this earnings release is a reconciliation of GAAP net income (loss) to AFFO.

•	Dividends: Declared fourth quarter 2007 regular cash dividend of $0.45 per share of common stock and a special cash dividend of $0.65 per share of common stock.

•

Stockholders’ Equity: Stockholders’ equity at December 31, 2007 is $10.8 million compared to $370.0 million at December 31, 2006. The decline is primarily due to changes in the estimated fair values of our CMBS investments resulting from significant widening of spreads. Approximately 80% of such CMBS investments have previously been financed using “match-funded” collateralized debt obligations (or CDOs), and such related CDO liabilities are not subject to mark-to-market “margin call” requirements. In addition, based on current GAAP requirements, such CDO liabilities are currently not carried at fair value on our balance sheet and, instead, are carried at our cost basis. We have elected the fair value option pursuant to SFAS No. 159 effective January 1, 2008 for all financial assets and liabilities related to our CDOs. The impact of adopting SFAS No. 159 is expected to increase stockholders’ equity by approximately $246 million to approximately $257 million or $9.92 per share as of January 1, 2008. Additionally, if all assets and liabilities were carried at fair value at December 31, 2007, we estimate that stockholders’ equity would increase to approximately $287 million or $11.09 per share. At the end of this earnings release is a proforma calculation of the December 31, 2007 Balance Sheet and Stockholders’ Equity based upon our adoption of SFAS No. 159 effective January 1, 2008 as well as a proforma calculation of the December 31, 2007 fair value Balance Sheet and Stockholders’ Equity.

•

JER US Debt Fund: In December 2007, we and an affiliate of our manager (“JER Fund IV”), along with the California Public Employees Retirement System (“CalPERS”) formed a $220 million fund that invests in commercial real estate debt related investments. We and an affiliate of our manager each committed $10 million of capital to the fund and act as co-manager of the fund.

•	Subsequent Events:

•	In January 2008, we paid dividends declared in December 2007 of $28.4 million or $1.10/share.

•

In March 2008, we executed a definitive purchase and sale agreement with an outside buyer to sell our remaining interest in the Joint Venture which owns twelve net leased real estate assets and expect the sale to be completed in early April 2008 with expected net cash proceeds of approximately $39.5 million. However, there are no assurances that the transaction will be completed on the terms agreed to, or at all.

•

During March 2008, we amended and extended the maturity of Goldman Sachs repurchase agreement. As part of the extension, we will pay down this facility by approximately $11.9 million during April 2008. Furthermore, in March 2008, the Liquid Funding facility was replaced by a new repurchase agreement facility with Bear Stearns International, Ltd (“Bear Stearns”) that provides borrowing capacity of $25.0 million and matures on September 12, 2008.

Operating Results

Net loss was $7.4 million, or $0.28 per diluted share, for the three months ended December 31, 2007, compared to net income of $9.2 million, or $0.36 per diluted share, for the three months ended December 31, 2006. Net income was $23.1 million, or $0.90 per diluted share, for the twelve months ended December 31, 2007, compared to $31.7 million, or $1.23 per diluted share, for the twelve months ended December 31, 2006. AFFO was $10.9 million, or $0.43 per diluted share, for the three months ended December 31, 2007, compared to $9.6 million, or $0.37 per diluted share, for the three months ended December 31, 2006. AFFO was $43.0 million, or $1.67 per diluted share, for the twelve months ended December 31, 2007, compared to $32.5 million, or $1.26 per diluted share, for the twelve months ended December 31, 2006. At the end of this earnings release is a reconciliation of GAAP net income (loss) to AFFO for the three and twelve months ended December 31, 2007, 2006 and 2005.

Total revenues were $34.4 million and $134.6 million for the three and twelve months ended December 31, 2007, respectively, compared to $26.8 million and $74.0 million for the three and twelve months ended December 31, 2006, respectively. The increase in revenues is due to increased revenue-generating investment balances, on average.

Interest expense for the three and twelve months ended December 31, 2007 was $19.9 million and $76.0 million, respectively, compared to $13.3 million and $26.7 million for the three and twelve months ended December 31, 2006, respectively. The increase in interest expense is primarily related to the second collateralized debt obligation offering (or CDO II) completed by us in October 2006, as well as increased average balances outstanding on repurchase agreements and our April 2007 issuance of trust preferred securities.

Total management fees were $1.8 million and $8.2 million for the three and twelve months ended December 31, 2007, respectively, compared to $1.9 million and $7.6 million for the three and twelve months ended December 31, 2006, respectively. Base management fees were $1.8 million and $1.9 million for the three months ended December 31, 2007 and 2006, respectively. Base management fees were $7.3 million and $7.6 million for the twelve months ended December 31, 2007 and 2006, respectively. We incurred incentive management fees of $0.8 million during the twelve months ended December 31, 2007. There were no incentive fees incurred during the three months ending December 31, 2007 and the three and twelve months ended December 31, 2006.

General and administrative expenses were $1.9 million and $7.6 million for the three and twelve months ended December 31, 2007, respectively, compared to $2.0 million and $7.3 million for the three and twelve months ended December 31, 2006, respectively. The increase in general and administrative expenses for the twelve months ended December 31, 2007 compared to the same period in 2006 is primarily due to increased collateral administration fees related to CDO II (affiliate expense), legal fees and other professional services. These increases were offset, in part, by a decrease in due diligence expenses due to a change in the composition of acquisitions and the impact of seller credits.

We recorded non-cash impairment charges of $3.6 million and $4.4 million, respectively, for the three and twelve months ended December 31, 2007 on our CMBS investments. For the three and twelve months ended December 31, 2006, we recorded non-cash impairment charges of $0.3 million and $0.7 million, respectively, on our CMBS investments. The fourth quarter 2007 non-cash impairment charges are the results of projected declines of $1.8 million in the net present value of future cash flows on four CMBS bonds. We also incurred a non-cash hedge ineffectiveness charge of $0.4 million during the three and twelve months ended December 31, 2007 while no hedge ineffectiveness was recorded during the three and twelve months ended December 31, 2006.

We have classified seven real estate loans not held as collateral by CDO I and CDO II as held for sale as of December 31, 2007 and may seek to sell any or all of these seven real estate loans in order to provide us with potential additional sources of liquidity, if necessary. As a result, we now carry these loans at the lower of cost or estimated market value, on an individual loan basis, resulting in an unrealized loss of $13.9 million during the three and twelve months ended December 31, 2007. These loans had a face amount of $237.9 million with an unamortized cost basis of $235.5 million, an estimated fair value of $221.6 million and outstanding borrowings against such loans of $165.8 million as of December 31, 2007.

JER US Debt Co-Investment Vehicle

On December 11, 2007, we and JER Fund IV closed a new $220 million private equity fund known as the JER US Debt Co-Investment Vehicle, L.P. (the “US Debt Fund”). The US Debt Fund is co-managed by JRT and JER Fund IV. CalPERS agreed to invest $200 million in the US Debt Fund, and we and JER Fund IV will each invest $10 million in the US Debt Fund. The US Debt Fund can invest in loans secured, directly or indirectly, by real estate, including, B-Notes, mezzanine loans and whole mortgage loans and also in preferred equity, CMBS and CMBS related products (collectively, “Targeted Investments”). Non-performing loans and single family residential mortgages and related securities are outside the scope of Targeted Investments. We and JER Fund IV will each receive management fees and a percentage of aggregate profits earned and distributed by the US Debt Fund.

The US Debt Fund’s Limited Partnership Agreement prohibits us from investing in Targeted Investments until the earlier of (i) April 11, 2008 or (ii) the date at which 90% of the US Debt Fund’s committed capital has been invested or otherwise committed. In addition, if the US Debt Fund is not fully invested by April 11, 2008, then for up to the next eight months or until 90% of the US Debt Fund’s committed capital has been invested or otherwise committed, we and/or JER Fund IV will be permitted to share targeted investments on a 50%-50% pari-passu basis.

Investment Activity

On October 30, 2007, we sold a 50% interest in our twelve net leased assets for $39.2 million. The sale resulted in no gain or loss. We also received principal repayments of $14.8 million related to 3 real estate loan investments during the quarter ended December 31, 2007.

Since raising our initial equity capital in June 2004 through December 31, 2007, we have closed 55 investments, comprised of CMBS, real estate loans, real estate assets and investments in the US Debt Fund totaling approximately $2.0 billion. In addition, through December 31, 2007 the Company has sold assets or received principal payments on investments aggregating approximately $431.1 million.

The Company’s investments as of December 31, 2007 consist of:

	Amortized Cost at December 31,	Carrying Value at December 31,	% of Total	Weighted Average Yield
	2007	2007	Investments	Loss Adjusted	No Loss
	($ in millions)		(based on amortized cost)
CMBS	$997.9	$717.4	64.4%	8.7%	11.0%
Real estate loans, held to maturity	274.7	274.7	17.7%	7.9%	7.9%
Real estate loans, held for sale	235.5	221.6	15.2%	7.1%	7.1%
Investments in unconsolidated joint ventures
Real estate assets	39.6	39.6	2.6%	14.2%	14.2%
US Debt Fund	1.2	1.2	0.1%	N/A	N/A

Total	$1,548.9	$1,254.6	100.0%	8.4%	12.3%

“Loss Adjusted” yields reflect the impact of estimated future losses on underlying collateral for our CMBS investments and are the basis on which we record interest income on such investments in our GAAP financial statements in accordance with guidance provided by Emerging Issues Task Force (“EITF”) 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.” “No Loss” yields represent the contractual estimated return on our CMBS investments in the event that no losses are ever realized on the underlying collateral, and is not the yield used to recognize income in accordance with GAAP. The “Loss Adjusted” or GAAP yield on our CMBS investments is approximately 230 basis points less than the “No Loss” yield because the “Loss Adjusted” yield takes into consideration estimated future losses on underlying collateral for our CMBS investments and the impact of such losses on the future cash flows we expect to receive on such CMBS investments.

Although we have the intent and ability to hold our CMBS investments to maturity, in accordance with GAAP, the Company’s CMBS investments are classified as available for sale. As such, absent impairment, changes in the estimated market value of such CMBS investments are reflected as changes to accumulated other comprehensive income (loss) and affects stockholders’ equity. As of December 31, 2007, the Company’s CMBS investment portfolio was in a net unrealized loss position of approximately $280.4 million compared to a net unrealized gain position of $6.1 million as of December 31, 2006. The unrealized loss position as of December 31, 2007 is primarily driven by the significant widening of spreads for CMBS investments which principally occurred over the second half of 2007.

The Company’s objective is to “match-fund” its long-term assets with long term, non-recourse, non margin callable, committed financing. With respect to the Company’s CMBS investments and, more specifically with respect to the unrealized loss of $280.4 million at December 31, 2007, the following table provides a breakdown of such unrealized losses by financing source as of December 31, 2007 (amounts in millions):

	Estimated Fair Value	Amortized Cost	Unrealized Gain (Loss)
CMBS, financed by CDO I or CDO II	$562,056	$788,047	$(225,991)
CMBS, not financed by CDO’s	155,384	209,840	(54,456)

Total	$717,440	$997,887	$(280,447)

Note: CDO I represents the collateralized debt obligation completed in the quarter ended December 31, 2005. CDO II represents the CDO completed in quarter ended December 31, 2006.

Approximately 81% of the total $280.4 million in unrealized losses are on assets contributed to CDO I or CDO II (the “CDOs”). The CDOs are non-recourse to the Company and are not subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral. Assuming such CMBS investments are held to maturity, the Company generally expects that such unrealized losses on CMBS investments will reverse over time, absent adverse changes in the amount and timing of actual or projected losses on underlying collateral versus losses that are currently projected and reflected in our “Loss Adjusted,” or GAAP yield.

Stockholders’ Equity

At December 31, 2007, our GAAP book value per share was $0.42, compared to $14.36 at December 31, 2006. The decline is primarily due to changes in the estimated fair value of our CMBS investments resulting from widening of spreads, offset, in part, by lower applicable interest rates, including United States Treasury rates and swap rates, as well as decreases in the value of interest rate swaps due to decreases in swap rates and dividends declared in excess of GAAP net income.

Based on GAAP requirements currently applicable to us, we currently carry our CMBS investments and interest rate swaps at fair value in our GAAP financial statements. However, we are currently precluded from carrying our other financial assets or liabilities at fair value in our GAAP financial statements. We will adopt SFAS No. 159 on January 1, 2008 for all financial assets and liabilities related to our CDOs. The impact of adopting SFAS No. 159 is expected to increase stockholders’ equity by approximately $246 million to approximately $257 million or $9.92 per share as of January 1, 2008 primarily as a result of marking our CDO liabilities to fair value. At the end of this earnings release is a proforma calculation of the December 31, 2007 Balance Sheet and Stockholders’ Equity based upon our adoption of SFAS No. 159 effective January 1, 2008.

If we were to mark all of our assets and liabilities to market as of December 31, 2007, we estimate that our stockholders’ equity would approximate $287 million or $11.09 per share. At the end of this earnings release is a proforma calculation of the December 31, 2007 fair value Balance and Stockholders’ Equity.

Credit Quality and Continued Focus on Commercial Real Estate

We continue to focus our business activities on debt securities and loans collateralized by commercial real estate assets. We have no investments in single family residential loans or residential mortgage backed securities, including no investments in “sub prime” residential loans or “sub prime” residential mortgage backed securities. However, at December 31, 2007, we continued to have one $7.2 million mezzanine real estate loan collateralized by garden-style apartments located in Florida that have been converted to for-sale condominiums. As of March 28, 2008, the balance of this loan has been paid down to approximately $3.2 million.

For our 26 CMBS investments as of December 31, 2007, the performance of the underlying collateral in aggregate has generally remained consistent with our original underwriting. In addition, there are no existing delinquencies or monetary defaults on any of our 16 real estate loans and our 50% ownership interest in the joint venture that owns 12 real estate assets. An impairment charge of $3.6 million was taken during the three months ended December 31, 2007 related to four CMBS investments with an amortized cost basis of $11.7 million where the net present value of projected future cash flows on a combined basis decreased by approximately $1.8 million.

During the three months ended December 31, 2007, we received repayments on real estate loans totaling $14.8 million. Subsequent to December 31, 2007 and through March 28, 2008, we received additional repayments on real estate loans totaling $4.1 million.

For our 26 CMBS investments, 21 are investments in conduit issuances between 2004 and 2007 in which we own the first-loss position. For the 21 first-loss CMBS positions which are collateralized by approximately 3,500 loans with an aggregate outstanding balance of approximately $48 billion, the 60 day delinquency rate based on the most recent remittance reports as of December 31, 2007 was 27 basis points. Including transfers in and loans returned to the master servicer subsequent to December 31, 2007, there are currently 21 loans totaling approximately $226 million that are being managed by the Special Servicer, which is an affiliate of the J.E Robert Company. Of the $226 million of loan balances in special servicing, four loans totaling $51 million are current, one loan totaling $5 million has been foreclosed upon and 16 loans totaling $169 million are delinquent and are in monetary default. The $174 million balance of the 17 loans that are either delinquent or have been foreclosed upon represent approximately 36 basis points of the total loan balance collateralizing the 21 first-loss CMBS investments.

Based on the evaluation of the collateral properties underlying the CMBS investments and giving consideration to the workout status of the respective loans, we have incorporated estimates of future loan loss assumptions from the underlying collateral into the cash flow projections for such CMBS investments.

Borrowings / Liquidity

At December 31, 2007, we had $87.6 million in unrestricted cash plus an additional $6.7 million of restricted cash. As of March 28, 2008, unrestricted cash decreased $73.9 million to $13.7 million primarily as a result of payment of the fourth quarter 2007 dividends totaling $28.4 million and margin calls of $65.8 related to our repurchase agreements offset, in part, by decreases in restricted cash balances, real estate loan repayments, and operating cash flow aggregating $20.3 million. Including the impact of the pending sale of our remaining interest in the Joint Venture and the additional pay downs on our repurchase agreements, our proforma cash balance will be approximately $42 million.

With respect to liabilities, at December 31, 2007, total liabilities were $1.4 billion. The individual components of our liabilities are described as follows:

•

$974.6 million (or 71.4% of total liabilities) represents borrowings in the form of long term, “match-funded” debt relating to our two collateralized debt obligation offerings, CDO I and CDO II. CDO I and CDO II are not subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral, have maturities tied specifically to actual repayments of underlying collateral and are generally non-recourse to the Company.

•

$261.9 million (or 19.2% of total liabilities) represents borrowings under short-term repurchase facilities with three separate lenders. These facilities are generally subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral, and contain certain recourse provisions to us. As of March 28, 2008 and December 31, 2007, repurchase agreement borrowings consisted of the following:

	Amount
	March 28, 2008	December 31, 2007
Secured by CMBS
Bear Stearns/ Liquid Funding	$18.0	$77.4
JPMorgan	35.3	18.7
Secured by real estate loans
Goldman Sachs	142.8	165.8

	$196.1	$261.9

•

$61.9 million (or 4.5% of total liabilities) represents borrowings in the form of unsecured junior subordinated debentures. These debentures are not subject to “margin calls” based on mark-to-market fair value determinations of underlying collateral but are fully recourse to us. These debentures have a maturity date of April 2037 and are outstanding in connection with our issuance of $60 million trust preferred securities.

•	$34.2 million (or 2.5% of total liabilities) was in the form of dividends declared but not paid to common shareholders, trade payables, amounts due to affiliates and other liabilities.

•

$32.9 million (or 2.4%) represents the fair value of our pay-fixed interest rate swaps related to our CDO’s ($21.8 million) and our existing and future anticipated floating rate indebtedness ($11.1 million).

At December 31, 2007, the ratio of total liabilities to stockholders equity was 126.4x compared to 2.7x as of December 31, 2006. Excluding the impact of the accumulated other comprehensive income (loss) component of stockholders’ equity, or Adjusted Stockholders’ Equity (a non-GAAP measure), the ratio of total liabilities to Adjusted Stockholders’ Equity was 4.2x and 2.7x at December 31, 2007 and 2006, respectively. We believe Adjusted Stockholders’ Equity is a meaningful measure as certain of the financial covenants within our repurchase agreements use Adjusted Stockholders’ Equity as a measure of our leverage. In addition, based on our adoption of SFAS No. 159 effective January 1, 2008, our pro-forma December 31, 2007 ratio of total liabilities to stockholders equity was 4.3x. At the end of this earnings release is a reconciliation of stockholders’ equity determined in accordance with GAAP to Adjusted Stockholders’ Equity, a proforma calculation of the December 31, 2007 Balance Sheet and Stockholders’ Equity based upon our intended adoption of SFAS No. 159 effective January 1, 2008 as well as the December 31, 2007 fair value Balance Sheet and Stockholders’ Equity.

Dividends

The Board of Directors approved a regular cash dividend of $0.45 per common share and a special cash dividend of $0.65 per common share for the three months ended December 31, 2007. The dividends were paid on January 30, 2008 to common stockholders of record on December 28, 2007.

2008 Outlook

In 2008, we will continue to focus our efforts on maintaining liquidity, monitoring and managing credit risk, and if excess liquidity is available, targeting investments that that will generate the highest risk adjusted returns. Maintaining liquidity may require us to sell assets which could result in lower future revenues or result in realized losses. In addition, we expect that our GAAP earnings will be increasingly volatile primarily as a result of our adoption of SFAS 159 for which we will begin to reflect changes in the market values of our financial assets and liabilities related to our CDO’s through the income statement, potential additional hedge ineffectiveness driven by continued disruptions in the debt capital markets, and the potential for CMBS impairment charges under EITF 99-20 resulting from reductions in the projected cash flows related to individual CMBS investments, and other than temporary impairment charges on our CMBS driven by the duration and severity of our unrealized losses, among other factors. As a result, going forward, we will report AFFO as a measure of our operating performance as we believe it is a meaningful measure of our operating results and cash flows.

About JER Investors Trust Inc.

JER Investors Trust Inc. is a New York Stock Exchange listed specialty finance company that originates and acquires commercial real estate structured finance products. The Company’s target investments include commercial mortgage backed securities, mezzanine loans and B-Note participations in mortgage loans, commercial mortgage loans and net leased real estate investments. JER Investors Trust Inc. is organized and conducts its operations so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. For more information regarding JER Investors Trust Inc. and to be added to our e-mail distribution list, please visit www.jer.com.

Conference Call

Management will host an earnings conference call on Monday, March 31, 2008 at 11 A.M. eastern daylight time. A copy of the earnings release will be posted to the Investor Resources section of the JER Investors Trust Inc. website provided below. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (800) 591-6923 (from within the U.S.) or (617) 614-4907 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference passcode “44861852.”

A webcast of the conference call will be available to the public on a listen-only basis at www.jer.com. A replay of the earnings call will be available until April 21, 2008 by dialing (888) 286-8010 (from within the U.S.) or (617) 801-6888 (from outside of the U.S.); please reference passcode “60302794.”

Non-GAAP Financial Measures

During the quarterly conference call, we may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, we have used non-GAAP financial measures, in particular Adjusted Funds from Operations, or AFFO, Adjusted Stockholders’ Equity as well as pro-forma stockholders’ equity reflecting the adoption of SFAS No. 159 and a fair value balance sheet in this press release. Reconciliations of AFFO, Adjusted Stockholders’ Equity, the SFAS No. 159 pro-forma balance sheet and the fair value balance sheet and the comparable GAAP financial measure (net income, assets and liabilities and stockholders’ equity, as applicable) can be found at the end of this earnings release.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. JER Investors Trust can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from JER Investors Trust’s expectations include, but are not limited to, changes in the real estate and bond markets, our continued ability to source and fund new investments, and other risks detailed from time to time in JER Investors Trust’s SEC reports. Such forward-looking statements speak only as of the date of this press release. JER Investors Trust expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in JER Investors Trust’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS:

J. Michael McGillis, Chief Financial Officer, JER Investors Trust Inc.: (703) 714-8182

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$87,556	$143,443
Restricted cash	6,687	83,085
CMBS, at fair value	717,440	790,203
Real estate loans, held for long-term investment	274,734	287,845
Real estate loans, held for sale, at fair value	221,599	—
Real estate assets, net	—	38,740
Investments in unconsolidated joint ventures	40,764	—
Accrued interest receivable	10,415	8,241
Due from affiliate	199	146
Interest rate swap agreements, at fair value	—	1,136
Deferred financing fees, net	14,454	14,684
Other assets	2,333	438

Total Assets	$1,376,181	$1,367,961

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes payable	$974,578	$974,578
Repurchase agreements	261,864	—
Junior subordinated debentures	61,860	—
Interest rate swap agreements, at fair value	32,881	—
Accounts payable and accrued expenses	921	939
Dividends payable	28,391	18,523
Due to affiliate	1,195	2,110
Other liabilities	3,693	1,830

Total Liabilities	1,365,383	997,980

Stockholders' Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 25,901,035 and 25,757,035 shares issued and outstanding, respectively	259	258
Additional paid-in capital	392,270	391,872
Cumulative dividends paid/declared	(132,186)	(69,250)
Cumulative earnings	68,437	45,374
Accumulated other comprehensive income (loss)	(317,982)	1,727

Total Stockholders' Equity	10,798	369,981

Total Liabilities and Stockholders' Equity	$1,376,181	$1,367,961

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	For the Year Ended December 31,
	2007	2006	2005
REVENUES
Interest income from CMBS	$80,884	$50,771	$23,979
Interest income from real estate loans	41,008	16,827	11,286
Interest income from cash and cash equivalents	5,569	6,259	1,056
Lease income from real estate assets	6,408	153	—
Equity in earnings of unconsolidated joint ventures	753	—	—
Other income	19	—	97

Total Revenues	134,641	74,010	36,418

EXPENSES
Interest expense	75,984	26,662	5,926
Management fees, affiliate	7,331	7,631	5,604
Incentive fees, affiliate	826	—	—
Depreciation and amortization of real estate assets	1,128	23	—
General and administrative	7,648	7,262	4,512

Total Expenses	92,917	41,578	16,042

INCOME BEFORE OTHER GAINS (LOSSES)	41,724	32,432	20,376

OTHER GAINS (LOSSES)
Loss on sales of assets, net	—	—	(821)
Unrealized loss on real estate loans held for sale	(13,866)	—	—
Unrealized loss on impairment of CMBS	(4,434)	(719)	—
Unrealized gain (loss) due to hedge ineffectiveness, net	(361)	—	5

NET INCOME	$23,063	$31,713	$19,560

Net earnings per share:
Basic	$0.90	$1.23	$1.08

Diluted	$0.90	$1.23	$1.08

Weighted average shares of common stock outstanding:
Basic	25,700,884	25,686,377	18,123,087

Diluted	25,722,811	25,699,484	18,124,365

Dividends declared per common share	$2.44	$1.81	$1.18

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	For the Three Months Ended December 31,
	2007	2006	2005
REVENUES
Interest income from CMBS	$21,568	$16,840	$8,315
Interest income from real estate loans	10,327	6,658	3,460
Interest income from cash and cash equivalents	873	3,164	980
Lease income from real estate assets	886	153	—
Equity in earnings of unconsolidated joint ventures	753	—	—
Other income	19	—	—

Total Revenues	34,426	26,815	12,755
EXPENSES
Interest expense	$19,926	13,301	2,619
Management fees, affiliate	1,780	1,889	1,922
Incentive fees, affiliate	—	—	—
Depreciation of real estate assets	304	23	—
General and administrative	1,936	1,997	1,187

Total Expenses	23,946	17,210	5,728
INCOME BEFORE OTHER GAINS (LOSSES)	10,480	9,605	7,027
OTHER GAINS (LOSSES)
Unrealized loss on real estate loans held for sale	(13,866)	—	—
Unrealized loss on impairment of CMBS	(3,622)	(374)	—
Unrealized gain (loss) due to hedge ineffectiveness, net	(361)	—	(3)

NET INCOME (LOSS)	$(7,369)	$9,231	$7,024

Net earnings (loss) per share:
Basic	$(0.28)	$0.36	$0.28

Diluted	$(0.28)	$0.36	$0.28

Weighted average shares of common stock outstanding:
Basic	25,708,035	25,686,377	18,123,087

Diluted	25,718,374	25,699,484	18,124,365

Dividends declared per common share	$1.10	$0.72	$0.33

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(In thousands)

	Common Stock		Additional	Cumulative Dividends	Cumulative Earnings	Accumulated Other Comprehensive	Total
	Shares	Amount	Paid-in Capital	Paid/Declared	(Losses)	Income (Loss)
Balance at December 31, 2004	11,845	$118	$165,147	$—	$(5,899)	$(577)	$158,789
Comprehensive income:
Net income					19,560		19,560
Fair value adjustment for effective cash flow hedges						160	160
Amortization of swap termination costs						(10)	(10)
Unrealized (losses) on securities available-for-sale						(1,776)	(1,776)

Total comprehensive income (loss)							$17,934
Dividends declared				(22,698)			(22,698)
Shares issued, net of offering costs	13,832	139	226,249				226,388
Stock based compensation- restricted share awards	10	—	157				157
Stock based compensation- stock options							—

Balance at December 31, 2005	25,687	$257	$391,553	$(22,698)	$13,661	$(2,203)	$380,570

Comprehensive income:
Net income					31,713		31,713
Fair value adjustment for effective cash flow hedges						1,783	1,783
Realized loss on swap terminations, net of amortization						(6,034)	(6,034)
Unrealized (losses) on securities available-for-sale							—
Total comprehensive income (loss)						8,181	8,181

							$35,643
Dividends declared				(46,552)			(46,552)
Stock based compensation- restricted share awards	70	1	296				297
Stock based compensation- stock options			23				23

Balance at December 31, 2006	25,757	$258	$391,872	$(69,250)	$45,374	$1,727	$369,981

Comprehensive income:
Net income					23,063		23,063
Fair value adjustment for effective cash flow hedges						(33,656)	(33,656)
Amortization of swap termination costs						456	456
Unrealized (losses) on securities available-for-sale						(286,509)	(286,509)

Total comprehensive income (loss)							$(296,646)
Dividends declared				(62,936)			(62,936)
Stock based compensation- restricted share awards	144	1	404				405
Stock based compensation- stock options			(6)				(6)

Balance at December 31, 2007	25,901	$259	$392,270	$(132,186)	$68,437	$(317,982)	$10,798

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,063	$31,713	$19,560
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of original issue discount	2,680	556	434
Amortization of debt issuance costs	1,995	828	497
Amortization (accretion) of swap termination (income) costs	456	80	(7)
Depreciation and amortization on real estate assets	1,128	23	—
Losses on sales of investments	—	—	990
Unrealized loss on impairment of CMBS	4,434	719	—
Unrealized loss on real estate loans held for sale	13,866	—	—
Equity in earnings from unconsolidated joint ventures	(753)	—	—
Distributions from unconsolidated joint ventures	338	—	—
Straight line rental income	(1,918)	(47)	—
Capitalized interest on originated mezzanine loans	—	(1,204)	(3,592)
Compensation expense related to stock awards	399	320	157
Unrealized (gains)losses on interest rate derivatives due to hedge ineffectiveness	361	—	(5)
Changes in assets and liabilities:
(Increase) decrease in other assets	30	(36)	(253)
Increase in accrued interest receivable	(2,174)	(4,230)	(2,742)
Increase (decrease) in due to/from affiliates, net	(968)	414	1,041
Increase in accounts payable and accrued expenses and other liabilities	1,844	993	731

Net cash provided by operating activities	44,781	30,129	16,811

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of CMBS	(221,480)	(366,461)	(340,036)
Purchase/origination of real estate loans	(413,048)	(266,436)	(99,975)
Purchase of real estate assets	(38,749)	(38,763)	—
Investment in unconsolidated joint ventures	(1,183)	—	—
(Increase) decrease in restricted cash, net	76,398	(82,977)	(108)
Proceeds from sale of CMBS	—	—	87,111
Proceeds from repayment/sale of real estate loans	191,203	61,542	51,843
Proceeds from sale of interest in real estate assets	39,160	—	—

Net cash used in investing activities	(367,699)	(693,095)	(301,165)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of offering costs	—	—	226,388
Dividends paid	(53,068)	(36,506)	(14,221)
Proceeds from issuance of junior subordiated debentures	61,860	—	—
Purchase of common equity in JERIT TS Statutory Trust I	(1,860)	—	—
Proceeds from repurchase agreements	544,016	344,667	458,388
Repayment of repurchase agreements	(282,152)	(344,667)	(497,588)
Proceeds from collateralized debt obligations	—	708,323	266,255
Payment of financing costs	(1,765)	(11,001)	(4,912)
(Payment) proceeds on termination of interest rate swaps	—	(6,113)	573

Net cash provided by financing activities	267,031	654,703	434,883

Net (decrease) increase in cash and cash equivalents	(55,887)	(8,263)	150,529
Cash and cash equivalents at beginning of period	143,443	151,706	1,177

Cash and cash equivalents at end of period	$87,556	$143,443	$151,706

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$73,168	$25,873	$5,472

Dividends declared but not paid	$28,391	$18,523	$8,477

1.	Adjusted Funds from Operations

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except share and per share data)

	For the Year Ended December 31,
	2007	2006	2005
Net income available to common stockholders	$23,063	$31,713	$19,560
Add:
Depreciation on real estate assets	1,128	23	—
Depreciation from unconsolidated joint ventures	163	—	—
Unrealized losses on impairment of CMBS	4,434	719	—
Unrealized gain (loss) due to hedge ineffectiveness, net	361	—	(5)
Unrealized loss on real estate loans held for sale	13,866	—	—

Adjusted Funds from Operations (AFFO)	$43,015	$32,455	$19,555

AFFO per share:
Basic	$1.67	$1.26	$1.08

Diluted	$1.67	$1.26	$1.08

	For the Three Months Ended December 31,
	2007	2006	2005
Net income (loss) available to common stockholders	$(7,369)	$9,231	$7,024
Add:
Depreciation on real estate assets	304	23	—
Depreciation from unconsolidated joint ventures	163	—	—
Unrealized losses on impairment of CMBS	3,622	374	—
Unrealized gain (loss) due to hedge ineffectiveness	361	—	3
Unrealized loss on real estate loans held for sale	13,866	—	—

Adjusted Funds from Operations (AFFO)	$10,947	$9,628	$7,027

AFFO per share:
Basic	$0.43	$0.37	$0.39

Diluted	$0.43	$0.37	$0.39

2.	Adjusted Stockholders’ Equity

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except ratios)

	As of
	December 31, 2007	December 31, 2006
Stockholders’ equity	$10,798	$369,981
Less:
Accumulated other comprehensive income (loss)	317,982	(1,727)

Adjusted Stockholders’ Equity	$328,780	$368,254

Total liabilities	$1,365,383	$997,980

Ratio of total liabilities to Adjusted Stockholders’ Equity	4.2x	2.7x

3.	Proforma Balance Sheet and Stockholders Equity Based Upon Adoption of SFAS No. 159 Applied to All Financial Assets and Liabilities Related to our Collateralized Debt Obligations

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(In thousands, except share and per share data)

	December 31, 2007	Proforma Adjustments	Proforma December 31, 2007
ASSETS
Cash and cash equivalents	$87,556	$—	$87,556
Restricted cash	6,687	—	6,687
CMBS, at fair value	717,440	—	717,440
Real estate loans, held for long-term investment	274,734	(9,311)	265,423
Real estate loans, held for sale	221,599	—	221,599
Investments in unconsolidated joint ventures	40,764	—	40,764
Accrued interest receivable	10,415	—	10,415
Due from affiliate	199	—	199
Deferred financing fees, net	14,454	(13,011)	1,443
Other assets	2,333	—	2,333

Total Assets	$1,376,181	$(22,322)	$1,353,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$974,578	$(268,401)	$706,177
Repurchase agreements	261,864	—	261,864
Junior subordinated debentures	61,860	—	61,860
Interest rate swap agreements, at fair value	32,881	—	32,881
Accounts payable and accrued expenses	921	—	921
Accrued interest expense	—	—	—
Dividends payable	28,391	—	28,391
Due to affiliate	1,195	—	1,195
Distributions payable	—	—	—
Deferred income taxes	—	—	—
Other liabilities	3,693	—	3,693

Total Liabilities	1,365,383	(268,401)	1,096,982

Stockholders’ Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized,
25,901,035 and 25,757,035 shares issued and outstanding, respectively	259	—	259
Additional paid-in capital	392,270	—	392,270
Cumulative dividends paid/declared	(132,186)	—	(132,186)
Cumulative earnings	68,437	20,088	88,525
Accumulated other comprehensive income (loss)	(317,982)	225,991	(91,991)

Total Stockholders’ Equity	10,798	246,079	256,877

Total Liabilities and Stockholders’ Equity	$1,376,181	$(22,322)	$1,353,859

Ratio of Total Liabilities to Stockholders Equity	126.4x		4.3x

4.	Fair Value Balance Sheet and Stockholders Equity Based Upon Fair Value of All Financial Assets and Liabilities

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(In thousands, except share and per share data)

	December 31, 2007	Proforma Adjustments	Proforma December 31, 2007
ASSETS
Cash and cash equivalents	$87,556	$—	$87,556
Restricted cash	6,687	—	6,687
CMBS, at fair value	717,440	—	717,440
Real estate loans, held for long-term investment	274,734	(9,311)	265,423
Real estate loans, held for sale	221,599	193	221,792
Investments in unconsolidated joint ventures	40,764	—	40,764
Accrued interest receivable	10,415	—	10,415
Due from affiliate	199	—	199
Deferred financing fees, net	14,454	(14,454)	—
Other assets	2,333	—	2,333

Total Assets	$1,376,181	$(23,572)	$1,352,609

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$974,578	$(268,401)	$706,177
Repurchase agreements	261,864	—	261,864
Junior subordinated debentures	61,860	(31,595)	30,265
Interest rate swap agreements, at fair value	32,881	—	32,881
Accounts payable and accrued expenses	921	—	921
Dividends payable	28,391	—	28,391
Due to affiliate	1,195	—	1,195
Other liabilities	3,693	—	3,693

Total Liabilities	1,365,383	(299,996)	1,065,387
Stockholders’ Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized,
25,901,035 and 25,757,035 shares issued and outstanding, respectively	259	—	259
Additional paid-in capital	392,270	—	392,270
Cumulative dividends paid/declared	(132,186)	—	(132,186)
Cumulative earnings	68,437	(4,023)	64,414
Accumulated other comprehensive income (loss)	(317,982)	280,447	(37,535)

Total Stockholders’ Equity	10,798	276,424	287,222

Total Liabilities and Stockholders’ Equity	$1,376,181	$(23,572)	$1,352,609

Ratio of Total Liabilities to Stockholders Equity	126.4x		3.7x